EXHIBIT NO. 99.9(b)

                              LEGAL OPINION CONSENT

I consent to the incorporation by reference in this Post-Effective Amendment No. 55 to the Registration Statement) (the "Registration Statement") of MFS(R) Series Trust V (the "Trust") (File Nos. 2-38613 and 811-2031), of my opinion dated January 26, 1998, appearing in Post-Effective Amendment No. 45 to the Trust's Registration Statement, which was filed with the Securities and Exchange Commission on January 27, 1998.

                              JAMES R. BORDEWICK, JR.
                              -----------------------------------
                              James R. Bordewick, Jr.
                              Assistant Clerk and Assistant Secretary

Boston, Massachusetts
October 27, 2003